EXHIBIT 4(c)





















                               AEROQUIP INOAC COMPANY

                               RETIREMENT SAVINGS AND

                            PROFIT SHARING PLAN AND TRUST

                          (formerly known as Sterling Inoac
                        Company Retirement Savings and Profit
                               Sharing Plan and Trust)


                               As amended and restated






















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                                  TABLE OF CONTENTS

                                                                 Page
ARTICLE I - DEFINITIONS 2
      1.01   Account.............................................  2
      1.02   Accounting Date.....................................  2
      1.03   Act.................................................  2
      1.04   Administrative Committee............................  2
      1.05   Anniversary Date....................................  2
      1.06   Annual Compensation.................................  2
      1.07   Base Compensation...................................  4
      1.08   Base Contribution Percentage........................  4
      1.09   Break in Service....................................  4
      1.10   Code................................................  5
      1.11   Company.............................................  5
      1.12   Defined Contribution Plan...........................  5
      1.13   Employee............................................  5
      1.14   Employer............................................  6
      1.15   Employment Commencement Date........................  6
      1.16   Entry Date..........................................  6
      1.17   Excess Aggregate Contributions......................  6
      1.18   Excess Compensation.................................  6
      1.19   Excess Contribution Percentage......................  6
      1.20   Excess Tax Deferred Contributions...................  6
      1.21   Former Participant..................................  7
      1.22   Full-Time Employee..................................  7
      1.23   Fund................................................  7
      1.24   Highly Compensated Employee.........................  7
      1.25   Hour of Service.....................................  9
      1.26   Limitation Year..................................... 10
      1.27   Named Fiduciary..................................... 10
      1.28   Nonhighly Compensated Employee...................... 10
      1.29   Normal Retirement Age............................... 10
      1.30   Normal Retirement Date.............................. 10
      1.31   Participant......................................... 10
      1.32   Partnership Committee............................... 11
      1.33   Part-Time Employee.................................. 11
      1.34   Period of Service................................... 11
      1.35   Period of Severance................................. 12
      1.36   Plan................................................ 12
      1.37   Plan Year........................................... 12
      1.38   Qualified Election.................................. 12
      1.39   Reemployment Commencement Date...................... 12
      1.40   Transfer Date....................................... 13
      1.41   Trustee............................................. 13
      1.42   Trust Agreement..................................... 13
      1.43   Trust Fund.......................................... 13


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ARTICLE II - ADMINISTRATION...................................... 14
      2.01   Allocation of Responsibility for Plan
                   Administration................................ 14
      2.02   Administrative Committee............................ 15
      2.03   Investment of Plan Assets........................... 18
      2.04   Plan Fiduciaries and Fiduciary Obligations.......... 19

ARTICLE III -
      CONTRIBUTIONS.............................................. 21
      3.01   Contributions by Employer........................... 21
               (a)  Profit Sharing Contributions................. 21
               (b)  Tax Deferred Contributions......... ......... 21
               (c)  Matching Contributions....................... 21
      3.02   Tax Deferred Contributions.......................... 22
      3.03   Rollover Contributions and Direct Transfers......... 23
      3.04   Time for Payment of Contributions................... 24
      3.05   Reversion of Funds to Employer...................... 24
      3.06   Limitations on Annual Additions..................... 25
      3.07   Limitation of Benefits Under All Plans.............. 28

ARTICLE IV - ELIGIBILITY......................................... 30
      4.01   Eligibility......................................... 30
      4.02   Transfer of Employment.............................. 31
      4.03   Cessation of Participation.......................... 31
      4.04   Eligibility Upon Reemployment....................... 31

ARTICLE V - PARTICIPANT ACCOUNTS................................. 32
      Separate Accounts.......................................... 32
               (a)  Employer Contributions Account............... 32
               (b)  Tax Deferred Contributions Account........... 32
               (c)  Matching Contributions Account............... 32
               (d)  Roll-In Contributions Account................ 32

ARTICLE VI - ALLOCATION.......................................... 33
      6.01   Annual Allocations.................................. 33
      6.02   Nondiscrimination Requirements for Tax Deferred
                   Contributions................................. 34
      6.03   Nondiscrimination Requirements for Matching
                   Contributions................................. 36
      6.04   Reports............................................. 38

ARTICLE VII - INVESTMENT OF THE TRUST FUND....................... 39
      7.01   Investment Funds.................................... 39
               (a)  Equity Fund.................................. 39
               (b)  Fixed Income Fund............................ 39
               (c)  Capital Preservation Fund.................... 39
               (d)  Money Market Fund............................ 39

ARTICLE VIII - VALUATION OF TRUST FUND........................... 41

ARTICLE IX - RETIREMENT.......................................... 42
      9.01   Normal Retirement................................... 42
      9.02   Late Retirement..................................... 42

ARTICLE X - DISTRIBUTIONS AND BENEFITS TO
      PARTICIPANTS............................................... 43
      10.01  Upon Normal Retirement or Disability................ 43
      10.02  Upon Death.......................................... 43

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      10.03  Upon Termination of Employment...................... 44
      10.04  Forfeiture.......................................... 46
      10.05  Certification by Administrative Committee........... 48
      10.06  Method and Medium of Payment........................ 48
      10.07  Distribution Requirements........................... 49
               (a)  Limits on Distribution Periods............... 49
               (b)  Determination of Amount to be Distributed
                          Each Year.............................. 50
                     (i)  Individual Account..................... 50
               (c)  Death Distribution Provisions................ 51
                     (i)  Distribution Beginning Before Death.... 51
                    (ii)  Distribution Beginning After Death..... 52
               (d)  Definitions.................................. 53
                     (i)  Applicable Life Expectancy............. 54
                    (ii)  Designated Beneficiary................. 54
                   (iii)  Distribution Calendar Year............. 54
                    (iv)  Life Expectancy........................ 55
                     (v)  Former Participant's Benefit........... 55
                            (A)  Valuation Date.................. 55
                            (B)  Exception for Second Distribution
                                       Calendar Year............. 55
                    (vi)  Required Beginning Date................ 56
                            (A)  General Rule.................... 56
                            (B)  Transitional Rules.............. 56
                            (C)  5 Percent Owner................. 56
                            (D)  Change in
                                Ownership........................ 57
      10.08  Latest Date for Distribution of Benefits............ 57
      10.09  Transfer of Accounts................................ 57
      10.10  Withdrawals......................................... 58
      10.11  Loans to Participants............................... 61
      10.12  Distribution of Excess Tax Deferred
                   Contributions................................. 63
      10.13  Restrictions on Distributions of Tax Deferred
                   Contributions and Matching Contributions...... 64

ARTICLE XI - TRUST............................................... 66
      11.01  Acknowledgment of Fiduciary Status.................. 66
      11.02  Terms of the Indenture to Govern.................... 66
      11.03  Allocation of Funds................................. 66
      11.04  Investment of Funds................................. 66
      11.05  Valuation of Assets................................. 68
      11.06  Distributions by Trustee............................ 69
      11.07  Powers of Trustee................................... 69
      11.08  Resignation and Replacement......................... 70
      11.09  Bond and Expenses................................... 71
      11.10  Liability........................................... 71
      11.11  Fiduciary Duty...................................... 71


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      11.12  Taxes............................................... 72
      11.13  Termination......................................... 72
      11.14  Statement of Accounts............................... 72

ARTICLE XII - AMENDMENT AND TERMINATION OF THE PLAN.............. 73
      12.01  Amendment........................................... 73
      12.02  Plan Termination or Discontinuance of
                   Contributions................................. 74

ARTICLE XIII -
      MISCELLANEOUS.............................................. 75
      13.01  Participants' Rights................................ 75
      13.02  Prohibition Against Reversion....................... 75
      13.03  Assignment or Alienation of Benefits................ 75
      13.04  Third Party Immunity................................ 76
      13.05  Delegation of Authority by Employer................. 76
      13.06  Construction of Plan................................ 76
      13.07  Gender and Number....................................77
      13.08  Claims Procedure.................................... 77
      13.09  Plan Contingent Upon Commissioner's Approval........ 78
      13.10  Merger, Consolidation, or Transfer of Assets........ 79
      13.11  Allocation of Responsibilities...................... 79
      13.12  Headings............................................ 80

ARTICLE XIV - TOP-HEAVY
      PROVISIONS................................................. 81
      14.01  Determination of Top-Heavy Status................... 81
      14.02  Consequences of Top-Heavy Status.................... 81
               (a)  Vesting...................................... 81
               (b)  Benefits..................................... 82
               (c)  Compensation Limitation...................... 83
      14.03  Definitions......................................... 83
               (a)  Account Balance.............................. 83
               (b)  Aggregation Group............................ 84
               (c)  Compensation................................. 84
               (d)  Determination Date........................... 85
               (e)  Key Employee................................. 85
               (f)  Non-Key Employee............................. 86
               (g)  Permissive Aggregation Group................. 86
               (h)  Present Value of the Accrued Benefit......... 86
               (i)  Required Aggregation Group................... 86
               (j)  Top-Heavy Group.............................. 87
      14.04  Miscellaneous....................................... 87
      14.05  Super Top-Heavy..................................... 87
      14.06  Consequences of Super Top-Heavy Status.............. 88


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                               AEROQUIP INOAC COMPANY
                               RETIREMENT SAVINGS AND
                            PROFIT SHARING PLAN AND TRUST

             The Sterling Inoac Company Retirement Savings and Profit Sharing Plan (now known as the Aeroquip Inoac Company Retirement Savings and Profit Sharing Plan) was established by Sterling Inoac Company (now known as Aeroquip Inoac Company) effective July 1, 1989, to enable eligible employees to build security for their financial needs and to give additional incentive to such employees to do so by providing for distribution of a share of the profits of the sponsor.
             Amendment of the Plan by restatement is now deemed desirable. Accordingly, the Plan is hereby amended and restated to provide as follows:


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                                      ARTICLE I

                                     DEFINITIONS

             1.01 "Account" means any or all (as required by the context of the accounts described in article V.
             1.02 "Accounting Date" means March 31, June 30, September 30, December 31, and any other date declared by the Administrative Committee. Any date so declared shall be applied for all purposes the same as the Accounting Dates specified herein, including, but not limited to, the valuation of the Trust Fund.
             1.03 "Act" means the Employee Retirement Income Security Act of 1974, as amended.
             1.04 "Administrative Committee" means the Administrative Committee established pursuant to article II hereof, including any person or persons to whom responsibility is delegated by such committee.
             1.05  "Anniversary Date" means the last day of each Plan Year.
             1.06 "Annual Compensation" means a Participant's wages, salaries and fees for professional services, and other amounts received for personal service actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), but excluding the following:
             (i) Employer contributions to a plan of deferred compensation which are not included in gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

          (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;



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         (iii)     Amounts realized from the sale, exchange or other
      disposition of stock acquired under a qualified stock option; and

          (iv) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

             For years beginning after December 31, 1988, the Annual Compensation of each Participant taken into account under this Plan for any year for the purposes of determining contributions or benefits shall not exceed $200,000. This limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. If the Plan determines Annual Compensation over a period of time that contains fewer than 12 calendar months, the Annual Compensation limit shall be an amount equal to the Annual Compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.
             For purposes of applying the $200,000 limit (as adjusted), the family unit of a Highly Compensated Employee will be treated as a single Employee with one compensation, and the $200,000 limit will be allocated among the members of the family unit in proportion to each member's compensation (except for the purpose of determining Annual Compensation below the Plan's integration level). For this purpose, a family unit is the Highly Compensated Employee, such person's spouse and lineal descendants who have not attained age 19 before the close of the year.
             1.07 "Base Compensation" means that portion of a Participant's Annual Compensation which is not in excess of the Social Security Taxable Wage Base in effect as of the beginning of the Plan Year.
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             1.08  "Base Contribution Percentage" means the percentage of
Annual Compensation contributed under the Plan with respect to each Participant's Base Compensation.
             1.09 "Break in Service" means a Period of Severance of at least 12 months. However, if an individual is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes hereof, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual,
(2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement..
             1.10  "Code" means the Internal Revenue Code of 1986, as amended.
             1.11 "Company" means any corporation which is a member of a controlled group of corporations [as defined in section 414(b) of the Code] which includes the Employer; any trade or business (whether or not incorporated) which is under common control [as defined in section 414(c) of the Code] with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group [as defined in section 414(m) of the Code] which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.
             1.12 "Defined Contribution Plan" means a pension plan or profit sharing plan which provides for an individual account for each Participant and for benefits based solely upon the amount contributed to each individual account, and any income, expenses, gains and losses, and any forfeitures of

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individual accounts which may be allocated to such Participant's individual account.
             1.13 "Employee" means any person whose legal status is that of a common-law employee, including leased employees within the meaning of section 414(n)(2) of the Code. However, notwithstanding the foregoing, if leased employees constitute less than 20 percent of the Employer's nonhighly compen-sated work force within the meaning of section 414(n)(1)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in section 414(n)(5) of the Code.
             1.14 "Employer" means Aeroquip Inoac Company (formerly known as Sterling Inoac Company) and any other entity adopting this Plan with the approval of Aeroquip Inoac Company.
             1.15 "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer.
             1.16 "Entry Date" means the date the Employee becomes a Participant, pursuant to the eligibility requirements of section 4.01.
             1.17 "Excess Aggregate Contributions" means the amount described in section 401(m)(6)(B) of the Code.
             1.18 "Excess Compensation" means that portion of a Participant's Annual Compensation which is in excess of the Social Security Taxable Wage
Base in effect as of the beginning of the Plan Year.
             1.19 "Excess Contribution Percentage" means the percentage of the Employer contribution described in section 3.01(a) which is contributed under the Plan with respect to each Participant's Excess Compensation.
             1.20 "Excess Tax Deferred Contributions" shall mean the amount of a Participant's Tax Deferred Contributions to the Plan which the Participant claims, pursuant to the procedure outlined in section 10.12, to be in excess of the amount allowable under section 402(g) of the Code.
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             1.21  "Former Participant" means a person (other than a
beneficiary) whose participation in the Plan has ceased pursuant to section 4.03, but who has a balance in at least one of the Accounts described in article V.
             1.22 "Full-Time Employee" means an Employee who is scheduled to complete at least 1,000 Hours of Service in a 12 consecutive month period.
             1.23  "Fund" means any of the investment funds described in section 7.01.
             1.24 "Highly Compensated Employee" means any Employee who performs service for the Employer during the determination year and who, during the look-back year:
             (a) received compensation from the Employer in excess of $75,000,

             (b) received compensation from the Employer in excess of $50,000 and was a member of the top-paid group for such year, or

             (c) was an officer of the Employer and received compensation during such year greater than 50 percent of the section 415(b)(1)(A) dollar limit.

             An Employee will also be a Highly Compensated Employee if such person is described in the prior paragraph if the term "determination year" is substituted for the term "look-back year" and if the Employee is among the top 100 Employees by pay during the determination year. In addition, an Employee will be a Highly Compensated Employee if he or she is a 5 percent owner of the Employer at any time during the look-back year or the determination year.
             If no officer has satisfied the compensation requirement of subparagraph (c) during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.
             In addition to the foregoing, a Highly Compensated Employee includes any Employee who separated from service (or was deemed to have
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separated from service) prior to the determination year, performs no service for the Employer during the determination year and was a Highly Compensated Employee who was an active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.
             If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is inactive or former Employee or a Highly Compensated Employee who was one of the ten most Highly
Compensated Employees ranked on the basis of compensation paid by the Employer during such year, the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and
5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and contributions equal to the sum of such compensation and contributions of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this paragraph, a family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee, and the spouses of such lineal ascendants and descendants.
             The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.
             For purposes of this section, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.
             The dollar amounts in subparagraphs (a) and (b) of this section shall be adjusted automatically for changes in the cost of living, as announced by the Internal Revenue Service.
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             For purposes of this section, "compensation" has the meaning given such term by section 415(c)(3) of the Code.
             1.25 "Hour of Service" means each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed.
             Hours of Service shall also be credited for employment with other members of an affiliated service group [under section 414(m) of the Code], a controlled group of corporations [under section 414(b) of the Code], or a group of trades or businesses under common control [under section 414(c) of the Code] of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to section 414(o) of the Code and the regulations thereunder.
             Hours of Service will also be credited for any individual considered an Employee for purposes of the Plan under section 414(n) of the Code.
             If the Employer maintains a plan of a predecessor, Hours of
Service with the predecessor shall be treated as Hours of Service with the Employer.
             Notwithstanding the foregoing, service with TRINOVA Corporation and any of its subsidiaries, as well as with Inoac USA, Inc., shall be deemed service with the Employer for purposes of vesting hereunder.
             1.26  "Limitation Year" means the calendar year.
             1.27 "Named Fiduciary" means a fiduciary named in this document, or who, pursuant to a procedure specified in the Plan, is identified as a
Named Fiduciary.
             1.28 "Nonhighly Compensated Employee" means any Employee who is not a Highly Compensated Employee.
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             1.29  "Normal Retirement Age" means age 65.
             1.30 "Normal Retirement Date" means the first day of the month following the Normal Retirement Age.
             1.31 "Participant" means an Employee who has satisfied the eligibility requirements in article IV for participation in the Plan and who has not terminated participation pursuant to section 4.03.
             1.32 "Partnership Committee" means the committee established by the parties to the Aeroquip Inoac Company joint venture.
             1.33 "Part-Time Employee" means an Employee who is scheduled to complete less than 1,000 Hours of Service in a 12 consecutive month period.
             1.34 "Period of Service" means all periods of time commencing with the Employee's Employment Commencement Date or Reemployment Commencement Date and ending on the date a Break in Service begins, but including a Period of Severance of less than 12 consecutive months. However, notwithstanding the foregoing, if a Participant or Former Participant has at least five consecutive Breaks in Service, the Period of Service prior thereto shall be disregarded unless
             (a) such person has any nonforfeitable interest in his or her Employer Contributions Account at the time of separation from service, or

             (b) upon returning to service, the number of consecutive Breaks in Service is less than the Period of Service.

             1.35 "Period of Severance" means a continuous period of time during which the Employee is not employed by the Employer or the Company. Such period shall begin on the date the Employee retires, quits or is discharged or, if earlier, the 12-month anniversary of the date on which the Employee was otherwise absent from service such as, for example, vacation, holiday, sickness, disability, leave or absence or layoff.

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             1.36  "Plan" means the Sterling Inoac Company Retirement Savings and Profit Sharing Plan which became the Aeroquip Inoac Company Profit Sharing Plan effective January 1, 1992.
             1.37 "Plan Year" means (a) the six-month period beginning July 1, 1989, and ending December 31, 1989, and, thereafter, (b) the calendar year.
             1.38 "Qualified Election" means a waiver of the death benefit payment to the spouse in the event of death of the Participant or Former Participant. The waiver must be in writing and must be consented to by the Participant's or Former Participant's spouse. The spouse's consent to a waiver must be witnessed by a representative of the Plan or by a or notary public. Notwithstanding this consent requirement, if the Participant or Former Participant establishes to the satisfaction of a representative of the Plan that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.
             1.39 "Reemployment Commencement Date" means the date an Employee performs an Hour of Service for the Employer after incurring a Break in Service.
             1.40 "Transfer Date" means January 1, April 1, July 1, October 1, and any other date declared by the Administrative Committee. Any date so declared shall be applied for all purposes the same as the Transfer Dates specified herein.

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             1.41  "Trustee" means the trustee or trustees appointed to hold and administer the Trust Fund.
             1.42 "Trust Agreement" means the provisions hereof under which assets of the Plan are held in trust as required by the Act.
             1.43 "Trust Fund" means all assets of whatever kind or nature held by the Trustee.
                               *          *          *
             Unless a different construction and interpretation are cleared required by the context:
             (a) The masculine pronoun, wherever used, includes the feminine pronoun.
             (b)   The singular includes the plural, and vice versa.
             (c) The word "or" is employed both in the disjunctive and conjunctive sense.
             (d) The words "hereby," "herein," "hereof," "hereto" and "hereunder" and any compounds thereof, shall be construed as referring to the Plan generally and not merely to the particular article, paragraph or subparagraph in which they occur.




















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                                     ARTICLE II

                                   ADMINISTRATION

             2.01 Allocation of Responsibility for Plan Administration. The fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them hereunder. The Employer shall have the sole responsibility for making the contributions provided for in section 3.01. The Partnership Committee shall have the sole authority to appoint and remove (with or without cause) any member of the Administrative Committee. The Partnership Committee shall also have the sole authority to appoint and remove the Trustee and any investment manager and to establish the investment media. The Administrative Committee shall have the specific delegated powers and duties described in the further provisions of this article II, and such further powers and duties as hereinafter may be delegated to it by the Partnership Committee. The Trustee shall have the responsibility for the management of the Trust, as provided in this document. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this document, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under the provisions of this document, and is not required to inquire into the propriety of any such direction, information or action. It is intended that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this document and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

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             2.02  Administrative Committee.  The Partnership Committee shall appoint an Administrative Committee to administer the Plan.  The
Administrative Committee may consist of officers or other employees of the Employer, or any other individual. No member of the Administrative Committee shall be disqualified from exercising the powers and discretion herein conferred by reason of the fact that such member is or may thereafter be a Participant or entitled to benefits hereunder. The members of the Administrative Committee shall serve at the pleasure of the Partnership Committee. Any member of the Administrative Committee may resign by delivering a written resignation to the Partnership Committee and to the Administrative Committee. Vacancies on the Administrative Committee arising by resignation, death, removal or otherwise, shall be filled by the Partnership Committee.
             The Administrative Committee shall be charged with and all have authority for control of the administration of the Plan, other than authority or control respecting management or disposition of Plan assets. The Administrative Committee shall have all the powers necessary to enable it to carry out its duties. Not in limitation but in amplification of the foregoing, the Administrative Committee shall have the duty and discretionary authority to interpret and construe the Plan, determine eligibility for benefits, approve procedures and policies required to ensure adequacy of administrative and financial controls, maintain all records and determine all questions that may arise hereunder (including all questions relating to the eligibility of Employees to become Participants, the eligibility of Participants for benefits hereunder and the amount of those benefits), assure the Plan's compliance with applicable statues and regulations [including discrimination tests under section 401 of the Code], administer any Plan provisions regarding loans (including the applicable interest rate), hardship withdrawals and transferred contributions. All disbursements by the Trustee of benefits under the Plan shall be made upon, and in accordance with, the written instructions of the Administrative Committee. The decision of the Administrative Committee upon all matters within the scope of its authority shall be final, to the fullest extent permitted by law.
             To enable the Administrative Committee to perform its functions, the Employer shall make available full and timely information to the Administrative Committee concerning all matters within the scope of the Plan relating to Employees, their compensation and length of service, their retirement or other termination of employment, and such other pertinent facts as the Administrative Committee may require.
             The Partnership Committee may employ or appoint (or may authorize the Administrative Committee to employ or appoint) agents, legal counsel, accountants, actuaries and such other experts as may be necessary or convenient in the administration of the Plan. Neither the Administrative Committee, the Partnership Committee nor any fiduciary shall be liable for the directions, actions or omissions of any such expert who has agreed to the performance of administrative duties in connection with the Plan, but shall be entitled to rely upon all certificates, reports and opinions which may be made by such experts and shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon the advice or opinion of any such expert.
             The Administrative Committee shall maintain records of its decisions. Its records shall contain all relevant data pertaining to individuals and their rights under the Plan. It shall maintain convenient means of conference at reasonable hours and places to assure a full understanding of rights and benefits. Such of its records as may pertain solely to a particular individual shall be made available by reports or presentation for examination by such person.
             Any person dissatisfied with the Administrative Committee's determination of a claim for benefits hereunder shall be entitled to a written explanation setting forth the specific reasons for such determination. Such person shall be given a reasonable time within which to comment, in writing, to the Administrative Committee with respect to such explanation. The Administrative Committee shall review its determination promptly and render a written decision with respect to the claim. Such decision upon matters within the scope of the authority of the Administrative Committee shall be final.
             2.03 Investment of Plan Assets. The Partnership Committee may employ or appoint one or more investment managers to manage all or any portion of the Trust Fund. Such investment manager shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank, as defined in the Investment Advisers Act of 1940, or an insurance company qualified to manage, acquire and dispose of the assets of employee benefit plans. An investment manager shall acknowledge in writing its appointment as a fiduciary of the Trust Fund and shall serve until a proper resignation is received by the Partnership Committee or until it is removed or replaced by the Partnership Committee.
             Other fiduciaries shall be under no duty to question any direction or lack of direction of any investment manager, but may act, and shall be fully protected in acting in accordance with each such direction. An investment manager shall have the sole investment responsibility for the portion of the Trust Fund which it is appointed to manage, and no other fiduciary including the Partnership Committee or the Trustee shall have any responsibility for the investment of any asset of the Trust Fund, the management of which has been delegated to an investment manager, or liability for any loss to or diminution of the value of the trust resulting from any action directed, taken or omitted by an investment manager.
             2.04 Plan Fiduciaries and Fiduciary Obligations. The fiduciaries shall be the Partnership Committee, the Administrative Committee, the Trustee, any investment manager appointed under the provisions of section 2.03 and any other person who is a fiduciary under the terms of the Act, but only with respect to the duties assigned to each in this document. A person may act in more than one fiduciary capacity.
             Each person who is a fiduciary shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and in accordance with the provisions of this document. A fiduciary who complies with the foregoing standards shall not be liable for any loss, action or omission hereunder. A fiduciary not charged with a specific responsibility under the provisions of this document shall be under no duty to question any action or lack of action of another fiduciary with respect to such responsibility, and shall not be liable for a breach of such fiduciary responsibility by another fiduciary unless such person participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary knowing such act is a breach, or if such person has knowledge of a breach by such fiduciary and fails to make reasonable efforts under the circumstances to remedy the breach.
             Any Named Fiduciary and any fiduciary may use, employ, discharge or consult with one or more individuals, corporations or other entities with respect to advice regarding any responsibility, obligation or duty of such fiduciary in connection with the Plan. Any Named Fiduciary may designate other individuals, corporations or other entities who are not Named Fiduciaries, to carry out such Named Fiduciary's responsibilities, obligations and duties with respect to the Plan, except to the extent the Act prohibits delegation of authority and discretion to manage and control the assets of the Trust Fund. Such delegations may be revoked or modified at any time and any such delegation, revocation or modification shall be made written instruments signed by the Named Fiduciary, if an individual, or, in the case of other entities who are Named Fiduciaries in accordance with the procedures governing the functions of such entity, and a written record shall be kept thereof. No fiduciary shall be liable for the directions, actions, or omissions of any individual, corporation, or other entity who has been designated to carry out any responsibilities,obligations or duties in connection with the Plan, but shall be fully protected by any action taken or suffered by them in good faith in reliance upon the advice or opinion of any such individual, corporation or other entity.
             Notwithstanding any other provision of this Plan, the Partnership Committee may to the extent permitted by law, cause the Employer to indemnify any fiduciary for any liability incurred in his or her capacity as such fiduciary.

                                     ARTICLE III

                                    CONTRIBUTIONS

             3.01  Contributions by Employer.
             (a) Profit Sharing Contributions. Each year the Employer will make a contribution to the Trust Fund in an amount based upon the guidelines established by the Partnership Committee, to be held and administered in trust by the Trustee according to the terms hereof. In no event, however, shall the contribution of the Employer for any Plan Year be less than an amount equal to the following:
             (i) 1 percent of the Base Compensation of all Participants entitled to receive an allocation pursuant to section 6.01(a) hereof, plus

          (ii) 1 1/2 percent of the Excess Compensation of all Participants entitled to receive an allocation pursuant to section 6.01(a) hereof.

             (b) Tax Deferred Contributions. Subject to section 3.02, the Employer shall contribute to the Trust Fund on behalf of each Participant the full amount of Tax Deferred Contributions authorized by said Participant pursuant to such section.
             (c) Matching Contributions. The Employer shall contribute to the Trust Fund on behalf of each Participant an amount equal to the following:
             (1)   100 percent of the amount of a Participant's Tax
      Deferred Contributions, to a maximum of 2 percent of the Participant's Annual Compensation, plus

             (2) 50 percent of the amount of the Participant's Tax Deferred Contributions in excess of 2 percent of the Participant's Annual Compensation, to a maximum of 1 percent of such Participant's Annual Compensation.

The maximum Matching Contribution made on behalf of any Participant shall be 3 percent of the Participant's Annual Compensation.

             Contributions to a Participant's Matching Contributions Account shall meet the nondiscrimination requirements of section 401(m) of the Code pursuant to section 6.03.
             The Plan is designed to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412 and 417 of the Code. However, the Employer may make contributions to the Plan without regard to current or accumulated earnings and profits for any taxable year or years ending with or within the Plan Year.
             3.02 Tax Deferred Contributions. In accordance with procedures established by the Administrative Committee, each eligible Participant may elect to defer up to 10 percent of his or her Annual Compensation (in 1 percent increments) for each pay period that such person remains a Participant. The Participant's election shall be made at such time and in such manner as the Administrative Committee shall determine. Said election shall remain in effect until revoked or superseded by a subsequent election pursuant to procedures established by the Administrative Committee. A Participant who does not elect to make Tax Deferred Contributions upon entry into the Plan may submit an election form to be effective on any Transfer Date thereafter in accordance with procedures established by the Administrative Committee.
             Except as otherwise provided herein, the Employer shall contribute to the Plan on behalf of the Participant the full amount of the Tax Deferred Contributions authorized by the Participant. In no event, however, shall a Participant's Tax Deferred Contributions to this Plan, plus any amounts deferred under any plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code, for any calendar year exceed $7,000 [adjusted automatically for changes in the cost of living announced by the Internal Revenue Service]. The Employer shall automatically discontinue a

Participant's Tax Deferred Contributions for the remainder of the calendar year in the event said Participant reaches the foregoing dollar limitation. A Participant may request a distribution of the amount of any Excess Tax Deferred Contributions in accordance with the provisions of section 10.12.
             It is intended that contributions made pursuant to this section
3.02 shall not be considered income to the Participant for purposes of section 61 of the Code and shall be treated as those made by the Employer.
             Contributions to a Participant's Tax Deferred Contributions Account shall meet the nondiscrimination requirements of section 401(k) of the Code pursuant to section 6.02 hereof.
             3.03 Rollover Contributions and Direct Transfers. The Trustee, upon authorization from the Administrative Committee, may accept transfers on behalf of a Participant from a "rollover" individual retirement account, as defined in section 408(d)(3)(A)(ii) of the Code.

In addition, the Trustee, upon authorization from the Administrative
Committee, may also accept all or any portion of a qualified total distribution [as defined in section 402 of the Code] transferred within 60 days of the date of the check representing the distribution.
             Finally, the Trustee, upon authorization from the Administrative Committee, may accept direct transfers on behalf of Participants who formerly participated in another qualified plan, provided such transfer satisfies those provisions of the Code relating to the maintenance and elimination of optional forms of benefits.
             Contributions made pursuant to this section 3.04 shall be credited to the Participant's Roll-In Contributions Account and shall be at all times nonforfeitable.

             3.04 Time for Payment of Contributions. The annual contribution of the Employer pursuant to section 3.01(a) hereof shall be made to the Trustee at such time and in such manner as deemed appropriate by the Employer.
             Contributions to be made to the Plan pursuant to sections 3.01(b) and 3.01(c) shall be periodically contributed by the Employer in accordance with the Employer's established payroll procedures in a manner uniformly applied to all similarly situated Participants.
             3.05 Reversion of Funds to Employer. All Employer contributions are conditioned upon their deductibility under section 404 of the Code.
Except as provided herein, the Employer shall not directly or indirectly receive any refund of contributions made to the Trust Fund except in any of the following circumstances:
             (a) The contribution was made by reason of a mistake of fact.

             (b)   The deduction for such contribution is disallowed.

             (c) The initial qualification of the Plan is denied under the Code, but only if the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

Earnings attributable to any contribution subject to refund shall not be refunded. The amount subject to refund shall be reduced by any loss attributable thereto, and by any amount which would cause the individual account of any Participant to be reduced to less than the balance which would have been in the account had the contribution subject to refund not been made. The return of the contribution shall be made within one year of the mistaken payment, the disallowance of deduction (to the extent disallowed), or the denial of qualification, as the case may be.
             3.06 Limitations on Annual Additions. Any other provision of this Plan to the contrary notwithstanding, the maximum "Annual Addition" allocated to the Accounts of any Participant under this Plan and any other Defined Contribution Plan maintained by Employer or any Company may not exceed the lesser of:
             (a) $30,000 or, if greater, 25 percent of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year, or

             (b)   25 percent of the Participant's Earnings.

             "Annual Addition" means, for each Limitation Year, the sum of:
             (a)   Employer and Company contributions,

             (b) the amount of the Participant's pre-tax and after-tax contributions,

             (c) forfeitures allocated to a Participant's account in a Defined Contribution Plan sponsored by the Employer or any Company, and

             (d) any amounts allocated to an individual medical account, as defined in section 415(l)(1) of the Code, which is part of any pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date, which are attributable to post retirement medical benefits allocated to the separate account of a key employee, as defined in section 419(A)(d)(3), under a welfare benefit fund, as defined in section 419(e), maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan. These amounts treated as Annual Additions are not subject to the limit of 25 percent of Earnings.

The Annual Addition for any Limitation Year beginning prior to January 1, 1987, shall not be recomputed to treat all Employee after-tax contributions as an Annual Addition.
             Contributions made or received pursuant to section 3.03, the restoration of the Employer Contributions Account pursuant to section 10.04(c) and any payments of interest and principal on loans made pursuant to section
10.11 shall not be taken into account in computing the Annual Addition.
             If as the result of a reasonable error in estimating a Participant's Earnings or under other limited facts and circumstances as may be provided under the regulations to section 415 of the Code, the Annual

Addition exceeds the maximum under this and any other Defined Contribution Plan maintained by the Employer or any Company, an amount attributable to the Participant's contributions (and earnings thereon) for the current Limitation Year shall be returned to the extent necessary to reduce the Annual Addition to the maximum Annual Addition. To the extent such return does not reduce the Annual Addition to the maximum Annual Addition, that amount of the Employer's contribution for the current Limitation Year necessary to reduce the Annual Addition to the maximum Annual Addition shall be held in a separate account, shall be utilized to reduce the contribution of the Employer for the next succeeding Limitation Year, and shall be accounted for accordingly by the Trustee. Any such sums shall not share in the gains or losses of the Trust Fund.
             "Earnings," for purposes of this section, shall mean a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), but excluding the following:
             (a) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

             (b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

             (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

             (d) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

             3.07 Limitation of Benefits Under All Plans. If an Employee is a Participant in the Plan and in a defined benefit plan maintained by the Employer or any Company, the sum of the fraction attributable under the Plan and the defined benefit plan for any Limitation Year may not exceed 1.0 as computed under the terms and conditions as set forth under section 415(e) of the Code.
             For purposes of computing the fraction for any Limitation Year attributable to the Plan (defined contribution fraction), the numerator shall be the sum of the Annual Additions to the Participant's Accounts during such Limitation Year and for all prior Limitation Years, and the denominator shall be the lesser of:
             (a) the product of 1.25 multiplied by the maximum permissible dollar amount under section 415(c)(1)(A) of the Code for such year and for all prior years, or

             (b) the product of 1.4 multiplied by the maximum permissible percentage of compensation contributed under section 415(c)(1)(B) of the Code for such year and for all prior years.

             For purposes of computing the defined benefit plan fraction for any Limitation Year, the numerator shall be the Participant's projected annual benefit under the defined benefit plan as of the end of the Limitation Year and the denominator shall be the lesser of:
             (a) the product of 1.25 multiplied by the maximum permissible dollar amount of benefit in effect under section 415(b)(1)(A) of the Code for such year, or

             (b) the product of 1.4 multiplied by the maximum permissible percentage of compensation limitation of the amount of benefit in effect under section 415(b)(1)(B) of the Code for such year.

             If the preceding limitations are exceeded for any person, the Administrative Committee shall notify the administrator of each defined benefit plan in which such person has accrued a benefit and request that such accrual be adjusted to comply with the limitations of this section so that contributions to the defined contribution plan shall not be affected.
             If the Plan and the defined benefit plan in which an Employee is a Participant satisfy the requirements of section 415 of the Code in effect for all Limitation Years beginning prior to January 1, 1987, where necessary, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not to exceed such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and the defined contribution plan fraction computed under section 415(e)(1) of the Code does not exceed 1.0 for such Limitation Year.
             Contributions made or received pursuant to section 3.03, the restoration of the Employer Contributions Account pursuant to section 10.04(c) and any payments of interest and principal on loans made pursuant to section
10.11 shall not be taken into account for purposes of this section.

                                     ARTICLE IV

                                     ELIGIBILITY

             4.01 Eligibility. Each Full-Time Employee who is employed on July 1, 1989, or on the first day of any subsequent calendar quarter shall become a Participant on the first day of the month following the completion of his or her orientation period. However, in no event shall a Full-Time Employee begin participation later than the first day of the month coinciding with or next following the date he or she is credited with at least 1,000 Hours of Service during any 12 consecutive month period starting on the Employment Commencement Date (the "eligibility computation period").
             A Part-Time Employee who is employed on July 1, 1989, or on the first day of any subsequent calendar quarter shall become a Participant on the first day of the month coinciding with or next following the date he or she is credited with at least 1,000 Hours of Service during any 12 consecutive month period starting on the Employment Commencement Date (the "eligibility computation period").
             Notwithstanding the foregoing, however, (1) an Employee who is a member of a collective bargaining unit shall not be eligible to participate in the Plan unless the collective bargaining agreement between the Employer and the union provides for such participation, (2) no person whose employment classification is that of an intern shall be eligible to participate in the Plan, (3) no nonresident aliens shall be eligible to participate in the Plan, and (4) a leased employee [as defined in section 414(n)(2) of the Code] shall not become a participant in, nor accrue benefits under, the Plan based on service as a leased employee.
             4.02 Transfer of Employment. In the event that a Participant transfers employment to another unit of the Employer or the Company to which the Plan is not in effect, such transfer shall not constitute a separation from service. The balance in such person's Accounts shall be held until such time as it is distributed or until is transferred pursuant to article X.
             4.03 Cessation of Participation. A Participant shall cease participation in the Plan when he or she retires, dies, becomes totally and permanently disabled pursuant to section 10.01, incurs a Break in Service or otherwise becomes a member of a classification or group of Employees which is ineligible to participate, whichever occurs first.
             4.04 Eligibility Upon Reemployment. A Former Participant who is subsequently rehired by, or who transfers employment to, a unit of the Employer shall be immediately eligible for participation, subject to the exclusions on participation in section 4.01.

                                      ARTICLE V

                                PARTICIPANT ACCOUNTS

             Separate Accounts. Separate Accounts shall be maintained for each Participant and Former Participant as follows:
             (a) Employer Contributions Account. The amount of the Employer's contribution to the Trust Fund pursuant to section 3.01(a) and allocated pursuant to section 6.01(a), together with such person's share of all earnings and losses therefrom, shall be credited to his or her Employer Contributions Account.
             (b) Tax Deferred Contributions Account. Tax Deferred Contributions authorized by a Participant pursuant to section 3.02 and contributed by the Employer pursuant to section 3.01(b), together with such person's share of all earnings and losses therefrom, shall be credited to his or her Tax Deferred Contributions Account.
             (c) Matching Contributions Account. Amounts contributed by the Employer on behalf of a Participant pursuant to section 3.01(c), together with such person's share of all earnings and losses therefrom, shall be credited to his or her Matching Contributions Account.
             (d) Roll-In Contributions Account. Any contributions made by, or transferred on behalf of, a Participant pursuant to section 3.03, together with such person's share of all earnings and losses therefrom, shall be credited to his or her Roll-In Contributions Account.

                                     ARTICLE VI

                                     ALLOCATION

             6.01  Annual Allocations.  Employer contributions pursuant to section 3.01 shall be allocated and credited to the applicable Accounts of Participants entitled to receive an allocation, as follows:
             (a) Effective as of the last day of each Plan Year, any amount contributed by the Employer pursuant to section 3.01(a) shall be allocated and credited to the Employer Contributions Account of each Participant who continues to be employed on such date as a member of a classification of Employees which is eligible to participate (pursuant to section 4.01), except that an allocation shall be made to such Account of any Participant who became totally and permanently disabled, died, or retired during such Plan Year. Such allocation shall be made as follows:

             FIRST, the contribution will be allocated such that the Excess Contribution Percentage is equal to one and one-half times the Base Contribution Percentage. The Excess Contribution Percentage will be limited such that the Excess Contribution Percentage does not exceed the Base Contribution Percentage by more than the greater of:

             (1)   5.7 percentage points; or

             (2) the percentage equal to the portion of the rate of tax under section 3111(a) of the Code in effect as of the beginning of the Plan Year which is attributable to old-age insurance.

             SECOND, any portion of the Employer contribution described in section 3.01(a) remaining after the foregoing allocation will be allocated and credited to the Employer Contributions Account of each Participant described in (a) in the same proportion that his or her Annual Compensation bears to the total Annual Compensation of all such Participants.

             (b) Amounts contributed by the Employer on behalf of each Participant pursuant to section 3.01(b) shall be credited to such Participant's Tax Deferred Contributions Account.

             (c) Amounts contributed by the Employer on behalf of each Participant pursuant to section 3.01(c) shall be credited to such Participant's Matching Contributions Account.

             For purposes of the foregoing, Annual Compensation during a period the Employee is ineligible for participation (pursuant to section 4.01) shall be disregarded.

             6.02 Nondiscrimination Requirements for Tax Deferred Contributions. Contributions to a Participant's Tax Deferred Contributions Account shall meet the nondiscrimination requirements of section 401(k) of the Code.
             In no event shall the actual deferral percentage of Participants who are Highly Compensated Employees exceed the actual deferral percentage of Participants who are Nonhighly Compensated Employees by more than the greater of
             (a) 125 percent of the actual deferral percentage for Participants who are Nonhighly Compensated Employees, or

             (b) the lesser of 200 percent of the actual deferral percentage for Participants who are Nonhighly Compensated
      Employees or two percentage points higher than the actual deferral percentage for Participants who are Nonhighly Compensated
      Employees.

The actual deferral percentage for Participants who are Highly Compensated Employees and Participants who are Nonhighly Compensated Employees is the average of the ratios (calculated separately for each Participant in such group) of the amount of the Tax Deferred Contributions contributed to the Plan on behalf of each such Participant for such Plan Year to the Participant's Annual Compensation for such Plan Year. In determining the actual deferral percentage, Employer contributions which satisfy the limitations of section 401(k) of the Code may be used.
             To the extent necessary to comply with the nondiscrimination requirements of section 401(a) or section 401(k) of the Code as described in this section 6.02, the Employer shall distribute the amount of the Excess Tax Deferred Contributions, plus any income and less any losses attributable thereto, to Participants who are Highly Compensated employees no later than two and one-half months after the last day of the Plan Year for which said excess contributions were allocated. Total Excess Tax Deferred Contributions shall be the amount necessary to bring the Plan into compliance with said nondiscrimination requirements of the Code. Tax Deferred Contributions of Participants who are Highly Compensated Employees shall be reduced, and excess contributions distributed, in accordance with the following:
             (a) Tax Deferred Contributions made on behalf of Participants who are Highly Compensated Employees and who are deferring the largest percentages of Annual Compensation shall be reduced beginning with the highest of such percentages until the actual deferral percentage of each such Highly Compensated
      Employee is equal.

             (b) If any excess contributions remain after the above reduction, then Tax Deferred Contributions made on behalf of all Participants who are Highly Compensated Employees shall be reduced on a pro rata basis.

Income attributable to said excess contributions shall be determined in the same proportion that each Highly Compensated Employee's excess contributions bear to the balance of his or her Tax Deferred Contributions Account. If there is a loss allocable to the excess contributions, the distribution to the Participant shall be in an amount which shall be no less than the lesser of:
             (a)   the balance of the Participant's Tax Deferred
      Contributions Account, or

             (b)   the amount of the Participant's Tax Deferred
      Contributions for the Plan Year.

The distribution of said excess contributions and income may be made without the consent of the Participant, and shall be considered income to the Participant.
             6.03 Nondiscrimination Requirements for Matching Contributions. Contributions to a Participant's Matching Contributions Account shall meet the nondiscrimination requirements of section 401(m) of the Code.
             In no event shall the contribution percentage of Participants who are Highly Compensated Employees exceed the contribution percentage of Participants who are Nonhighly Compensated Employees by more than the greater of

             (a) 125 percent of the contribution percentage for Participants who are Nonhighly Compensated Employees, or

             (b) the lesser of 200 percent of the contribution percentage for Participants who are Nonhighly Compensated Employees or two percentage points higher than the contribution percentage for Participants who are Nonhighly Compensated Employees.

The contribution percentage for the Participants who are Highly Compensated Employees and the Participants who are Nonhighly Compensated Employees is the average of the ratios (calculated separately for each Participant in such group) of the total amount of the Matching Contributions contributed to the Plan by or on behalf of each such Participant for such Plan Year to the Participant's Annual Compensation for such Plan Year.
             To the extent necessary to comply with the nondiscrimination requirements of section 401(m) of the Code, the Employer shall distribute the amount of the Excess Aggregate Contributions as well as income less any losses attributable thereto, to Participants who are Highly Compensated Employees no later than two and one-half months after the close of the Plan Year for which said Excess Aggregate Contributions were made.
             Excess Aggregate Contributions shall be reduced and distributed to Participants who are Highly Compensated Employees in accordance with the following:
             (a) Matching contributions made on behalf of Participants who are Highly Compensated Employees and who are receiving the highest percentages of matching contributions as a percentage of Annual Compensation shall be reduced beginning with the highest of such percentages until the percentage of matching contributions of each such Highly Compensated Employee is equal.

             (b) If any Excess Aggregate Contributions remain after the above reduction, matching contributions made on behalf of all Participants who are Highly Compensated Employees shall be reduced on a pro rata basis.

Income attributable to Excess Aggregate Contributions shall be determined in accordance with the following:

             If matching contributions are distributed, the attributable income shall be in the same proportion that the amount of the matching contributions distributed bears to the balance of his or her matching contributions Account.

If there is a loss allocable to the Excess Aggregate Contributions, any distribution to the Participant shall be in an amount which shall be no less than the lesser of:
             (a)   the balance of the Participant's Matching
      Contributions Account, or

             (b) the amount of the Matching Contributions made by or on behalf of the Participant for the Plan Year.

             The distribution of Excess Aggregate Contributions and income may be made without the consent of the Participant and shall be considered income to the Participant.
             6.04 Reports. The Administrative Committee shall notify in writing each individual who has a balance in his or her Account of the financial status of such Account at least annually, as of the last day of each Plan Year.

                                     ARTICLE VII

                            INVESTMENT OF THE TRUST FUND

             7.01 Investment Funds. The Trust Fund shall consist of four separate investment funds, as follows:
             (a) Equity Fund. The Equity Fund shall consist of a collective investment fund of high quality common stocks of medium and large capitalized companies. Cash may also be held in such Fund.

             (b) Fixed Income Fund. The Fixed Income Fund shall consist of a collective investment fund of high quality fixed-income securities. Cash may also be held in such Fund.

             (c) Capital Preservation Fund. The Capital Preservation Fund shall consist of a collective investment fund of insurance company and bank investment contracts. Cash may also be held in such Fund.

             (d) Money Market Fund. The Money Market Fund shall consist of a collective investment fund of short-term investments, such as certificates of deposit, repurchase agreements and treasury bills.

             Except as otherwise provided herein, each Participant and Former Participant may direct the investment of the balance of the amount credited to his or her Employer Contributions Account for each Plan Year (in increments of 5 percent with a minimum investment of 10 percent) in one or more of the Funds.
             As of any Transfer Date, each Participant may elect to have the Trustee allocate a percentage (in increments of 5 percent with a minimum investment of 10 percent) of the value of one or more of his or her Fund balances immediately preceding the Transfer Date, transferred to an equivalent value in any one or more of such Funds. The election shall be made at such time and in such manner as the Administrative Committee may from time to time determine and shall be effective after the first Transfer Date following the election. Such election shall remain effective until revoked or superseded by a subsequent election pursuant to procedures established by the Administrative

Committee. If a Participant fails to make an election upon first becoming eligible to do so, he or she shall be deemed to have elected to invest 100 percent of his or her Accounts in the Fixed Income Fund.
             If a Participant or Former Participant does not elect to receive the nonforfeitable interest in his or her Accounts upon termination of employment, he or she shall no longer be entitled to direct the investment of his or her Accounts and the nonforfeitable interest in such Accounts shall be transferred to the Capital Preservation Fund until such time as the monies are to be distributed in accordance with the provisions hereof.

                                    ARTICLE VIII

                               VALUATION OF TRUST FUND

             As of each Accounting Date, the Trustee shall determine the net income or net loss for each Fund since the preceding Accounting Date, including any unrealized appreciation or depreciation in the value of such Fund as well as any realized income, gain, expenses and losses. Any such determinations of net income or net loss made by the Trustee shall be conclusive and binding upon all Participants, Former Participants and beneficiaries. If an investment manager has been appointed to handle a specific Fund, the Trustee shall be entitled to rely upon the information supplied by the investment manager as to the value of such Fund on the Accounting Date.
             After determining the value of each Fund, the Accounts of each Participant and Former Participant in each Fund shall be credited or debited with his or her share of the net income or net loss of such Fund in the proportion that the value of the Account as of the preceding Accounting Date, plus one-half of all contributions made on a Participant's behalf since the preceding Accounting Date, bears to the total value of all Accounts in such Fund as so adjusted. The Account of each Participant and Former Participant in each Fund shall then be credited with any contributions to such Fund since the immediately preceding Accounting Date.

                                     ARTICLE IX

                                     RETIREMENT

             9.01 Normal Retirement. Each Participant's Accounts shall be nonforfeitable upon the attainment of his or her Normal Retirement Age.
             9.02 Late Retirement. A Participant who remains in the employment of the Employer after the Normal Retirement Date shall continue to share in allocations in accordance with section 6.01, and no distribution need be made to the Participant until actual retirement, subject to section 10.06.

                                      ARTICLE X

                     DISTRIBUTIONS AND BENEFITS TO PARTICIPANTS

             10.01 Upon Normal Retirement or Disability. When a Participant retires at or after his or her Normal Retirement Date or incurs a total and permanent disability, the entire interest in his or her Accounts, including the amount of any additional credit, as finally determined, representing participation and contributions for the year in which disability or normal retirement occurred, shall become nonforfeitable. The distribution of such person's Accounts shall be made in accordance with section 10.06. The distribution of the Accounts of a Former Participant who incurs a total and permanent disability shall be governed by the provisions of section 10.03
             For purposes hereof, "total and permanent disability" means a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which renders such person incapable of continuing in the employment of the Employer. Total and permanent disability shall be determined by the Administrative Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Administrative Committee deems necessary or advisable.
             10.02 Upon Death. Upon the death of a Participant, the entire interest in the Accounts of such Participant, including the amount of any additional credit, as finally determined, representing participation and contributions for the year in which death occurs, shall become nonforfeitable. Upon the death of a Former Participant, the nonforfeitable portion of such person's Accounts (determined pursuant to section 10.03) shall become payable. The distribution of the decedent's Accounts to such person's designated beneficiary or beneficiaries (or, if none, as provided in this section 10.02) shall be made in accordance with section 10.06. The Administrative Committee may require such proper proof of death and such evidence of the right of any person to receive payment of the entire interest in the Accounts of such decedent as the Administrative Committee deems desirable. The Administrative Committee's determination shall be conclusive.
             Each Participant and Former Participant, by written instrument delivered to the Administrative Committee, shall have the unqualified right to designate and from time to time change the beneficiary or beneficiaries to receive in the event of death the nonforfeitable interest in his or her Accounts. The beneficiary shall be the spouse to whom the Participant or Former Participant is married at death, subject to a Qualified Election.
             In the event of the failure to designate a beneficiary or beneficiaries (or if no designated beneficiary has survived the Participant or Former Participant), the entire interest in the decedent's Accounts shall be distributed in the following order of priority:
             (a)   First, to his or her spouse if then living; or
             (b)   Second, to his or her estate.
             10.03 Upon Termination of Employment. Upon termination of a Participant's employment for any reason other than normal retirement, total and permanent disability, or death, such person shall become entitled to receive the entire interest then constituting his or her Tax Deferred Contributions Account, Matching Contributions Account and Roll-In Contributions Account (all of which shall be nonforfeitable at all times), as well as the nonforfeitable percentage in his or her Employer Contributions

Account based on his or her Period of Service, determined in accordance with the following:

      Period of Service                Nonforfeitable Percentage

      Less than 1 year                                0%
      1 but less than 2 years                        25%
      2 but less than 3 years                        50%
      3 but less than 4 years                        75%
      4 or more years                               100%
      Normal Retirement Age                         100%

             If the foregoing vesting schedule is hereafter amended, or if the vesting schedule of an existing plan is amended by the Plan, any Participant who has completed a Period of Service of at least three years on the later of:
             (a)   the date the amendment is adopted, or
             (b)   the date the amendment is effective,
may elect beginning on the date the Plan amendment is adopted and ending on the later of:
             (a)   his or her termination of employment, or

             (b) the date which is 60 days after the day the Plan amendment is adopted, or

             (c) the date which is 60 days after the day the Plan amendment becomes effective, or

             (d) the date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Administrative Committee,

to have the nonforfeitable interest in his or her Employer Contributions Account determined without regard to such amendment if his or her non-forfeitable percentage under the Plan, as amended, is at any time less than the percentage determined without regard to such amendment. Such election shall be made by notifying the Administrative Committee.
             10.04  Forfeiture.
             (a) If a Participant terminates service, and the nonforfeitable value of his or her Accounts is not greater than $3,500, the Participant shall receive a distribution of the value of the entire nonforfeitable portion of his or her Accounts and the remaining portion will be treated as a forfeiture.
             (b) If a Participant terminates service and elects to receive the nonforfeitable portion of his or her Accounts pursuant to section 10.06, the remaining portion will be treated as a forfeiture. If the Participant elects to have less than the entire nonforfeitable portion of his or her Accounts distributed, the part of the nonforfeitable portion to be treated as a forfeiture shall be the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the total value of the nonforfeitable Accounts.
             (c) If a Participant receives a distribution from his or her Employer Contribution Account which is less than the value of the Participant's Employer Contributions Account and resumes employment with the Employer or with a Company within the next five Plan Years following the Plan Year in which termination of employment occurs, the Participant's Employer Contributions Account will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution from such Account, provided such repayment occurs before the earlier of (i) five years after the termination of employment or (ii) the occurrence of five consecutive Breaks in Service. (For purposes of this subparagraph, if the nonforfeitable portion of any of a Participant's Accounts is zero, the Participant shall be deemed to have received a distribution of such nonforfeitable Account, and if such person resumes employment with the Employer or the Company within the next five Plan Years following the Plan Year in which the termination of employment occurs, such Account shall be restored to the amount on the date of such deemed distribution.)

             (d)   If a Participant does not receive a distribution pursuant to section 10.06 hereof, no forfeiture will occur until five consecutive Breaks in Service have occurred.
             (e) Notwithstanding the foregoing provisions of this section 10.04, if the Administrative Committee is unable to locate a Former
Participant or beneficiary to whom a benefit is payable after making a good faith effort to do so, such benefit shall be forfeited but shall be immediately reinstated if a claim is made by the Former Participant or beneficiary for the forfeited benefit.
             Forfeitures shall be used to reduce the contribution due from the Employer for the current Plan Year or the Plan Year following the Plan Year in which the forfeiture occurs.
             10.05 Certification by Administrative Committee. The Administrative Committee shall certify to the Trustee all pertinent facts and information required to determine its proper action in connection with normal retirement, total and permanent disability, death and termination of employment. The Trustee may rely fully upon information so certified and shall be fully protected in so doing.
             10.06 Method and Medium of Payment. Subject to the remaining provisions of this section, the distribution of the nonforfeitable interest of a Participant or Former Participant in his or her Accounts shall be made in cash by the Trustee to such Participant, Former Participant or his or her beneficiaries upon normal retirement, total and permanent disability, death or termination of employment, as the case may be, in one or a combination of the following methods as such Participant, Former Participant or beneficiary may request:
             (a)   In one sum.

             (b) For distributions greater than $3,500, in monthly installments (equal to at least $100 per month) of substantially equal amounts for a specified period of time not to exceed the life expectancy of the Former Participant or that of the Former Participant and his or her designated beneficiary.

             If the nonforfeitable value of the Participant's or Former Participant's Accounts is not greater than $3,500 in the aggregate, the Administrative Committee shall direct the Trustee to distribute the value of the nonforfeitable portion of such Accounts in a lump sum. Other than at the Normal Retirement Date or the later actual retirement date of a Participant, no distribution of an amount greater than $3,500 may be made without the consent of the Participant or Former Participant.
             If a Participant does not elect to receive the nonforfeitable interest in his or her Accounts upon termination of employment, such Accounts shall be retained under the Plan and such person may not elect to receive the nonforfeitable interest until after an Accounting Date following such election.
             10.07 Distribution Requirements. The requirements of this section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan. All distributions required under this section shall be determined and made in accordance with the proposed regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.
             The entire interest of a Participant or Former Participant must be distributed in a lump sum or begin to be distributed in periodic installments no later than such person's required beginning date.
             (a) Limits on Distribution Periods. As of the first dis-tribution calendar year, distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof):

           (i)     the life of the Former Participant,

          (ii) the life of the Former Participant and a designated beneficiary,

         (iii) a period certain not extending beyond the life expectancy of the Former Participant, or

          (iv) a period certain not extending beyond the joint and last survivor expectancy of the Former Participant and a designated beneficiary.

             (b) Determination of Amount to be Distributed Each Year. If the Former Participant's interest is to be distributed in other than a lump sum, the following minimum distribution rules shall apply on or after the required beginning date.
             (i)   Individual Account.
             (A)   If a Former Participant's benefit is to be distributed over
(1) a period not extending beyond the life expectancy of the Former
Participant or the joint life and last survivor expectancy of the Former Participant and the Former Participant's designated beneficiary or (2) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Former Participant's benefit by the applicable life expectancy.
             (B) For calendar years beginning before January 1, 1989, if the Former Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the life expectancy of the Former Participant.
             (C) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the Former Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Former Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q & A-4 of section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Former Participant shall be distributed using the applicable life expectancy in subparagraph (b)(i)(A) above as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2.
             (D) The minimum distribution required for the Former Participant's first distribution calendar year must be made on or before the Former Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.
             (c)   Death Distribution Provisions.
             (i) Distribution Beginning Before Death. If the Former Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Former Participant's death.
          (ii) Distribution Beginning After Death. If the Former Participant dies before distribution of his or her interest begins, distribution of the Former Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Former Participant's death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:
             (A) If any portion of the Former Participant's interest is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Former Participant died.
             (B) If the designated beneficiary is the Former Participant's surviving spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Former Participant died and (2) December 31 of the calendar year in which the Former Participant would have attained age 70 1/2.
             If the Former Participant has not made an election pursuant to this subparagraph (ii) by the time of his or her death, the Former Participant's designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December
31 of the calendar year which contains the fifth anniversary of the date of death of the Former Participant. If the Former Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Former Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Former Participant's death.
             For purposes of subparagraph (ii) above, if the surviving spouse dies after the Former Participant, but before payments to such spouse begin, the provisions of subparagraph (ii), with the exception of subparagraph (B) therein, shall be applied as if the surviving spouse were the Former Participant.
             For purposes of this subparagraph (c), any amount paid to a child of the Former Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable he surviving spouse when the child reaches the age of majority.
             For the purposes of this subparagraph (c), distribution of a Former Participant's interest is considered to begin on the Former Participant's required beginning date [or, if the second paragraph preceding this paragraph is applicable, the date distribution is required to begin to the surviving spouse pursuant to subparagraph (c)(ii) hereof].
             (d)   Definitions.
             (i) Applicable Life Expectancy. Applicable life expectancy means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Former Participant (or designated beneficiary) as of the Former Participant's (or designated beneficiary's) birthday in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.
          (ii) Designated Beneficiary. Designated beneficiary means the individual who is designated as the beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the proposed regulations thereunder.
         (iii) Distribution Calendar Year. Distribution calendar year means a calendar year for which a minimum distribution is required. For distributions beginning before the Former Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Former Participant's required beginning date. For distributions beginning after the Former Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subparagraph (c) above.
          (iv) Life Expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the income tax regulations.
             Unless otherwise elected by the Former Participant [or spouse, in the case of distributions described in section (c)(ii)(B) above] by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Former Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.
             (v)   Former Participant's Benefit.
             (A) Valuation Date. For purposes hereof, the Former Participant's Account shall be determined as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.
             (B) Exception for Second Distribution Calendar Year. For purposes of subparagraph (A) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

          (vi)     Required Beginning Date.
             (A) General Rule. The required beginning date of a Former Participant is the first day of April of the calendar year following the calendar year in which the Former Participant attains age 70 1/2.
             (B) Transitional Rules. The required beginning date of a Former Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:
             (1) Non-5 percent Owners. The required beginning date of a Former Participant who is not a 5 percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

             (2) 5 Percent Owners. The required beginning date of a Former Participant who is a 5 percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                   (i)    the calendar year in which the Former
             Participant attains age 70 1/2, or

                 (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Former
             Participant becomes a 5 percent owner, or the calendar year in which the Former Participant retires.

      The required beginning date of a Former Participant who is not a 5 percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

             (C)   5 Percent Owner.  A Former Participant is treated as a
5 percent owner for purposes of this section if such Former Participant is a 5 percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.
             (D) Change in Ownership. Once distributions have begun to a 5 percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5 percent owner in a subsequent year.

             10.08 Latest Date for Distribution of Benefits. Unless the Participant or Former Participant elects otherwise, distribution hereunder shall commence not later than the 60th day after the end of the Plan Year in which the latest of the following events occurs:
             (a)   The Participant or Former Participant attains the
      Normal Retirement Age.

             (b) The 10th anniversary of the year in which the Participant or Former Participant commences participation in the Plan.

             (c) The Participant or Former Participant terminates employment with the Employer.

Subject to section 10.07, a Participant or Former Participant may elect to defer the commencement of a distribution hereunder to a date later than set forth above by submitting to the Administrative Committee a written statement, signed by the Participant or Former Participant, describing the method and medium of distribution and the date on which such distribution is to commence.
             10.09 Transfer of Accounts. By notice to the Administrative Committee, a Participant or Former Participant who is entitled to a distribution shall have the right to have the nonforfeitable portion of his or her Accounts transferred to another plan and trust which is qualified under section 401(a) of the Code and is tax-exempt under the provisions of section 501(a) of the Code or to an individual retirement account described in section 408 of the Code.
             If the employment of a Participant is transferred to a Company as to which the Plan is not in effect, his or her Accounts shall remain in the Plan until they have become totally nonforfeitable. When such Accounts have become totally nonforfeitable,
             (a)   the Participant, by notice to the Administrative
      Committee, shall have the right to have the value of such Accounts transferred directly to the qualified plan of such Company, provided such plan permits receipt of such direct transfer and provided the employment of such Participant was transferred to such Company prior to June 1, 1992, or

             (b) such Accounts shall be transferred directly to the qualified plan of such Company, provided such plan permits receipt of such direct transfers and provided the employment of such Participant was transferred to such Company on or after June 1, 1992.

             10.10 Withdrawals. A Participant may request a withdrawal from his or her Accounts as of any subsequent Accounting Date. Such a request must be submitted to the Administrative Committee in writing. Withdrawals shall be made in the following order of priority:
             1. If the Participant can demonstrate the existence of a financial hardship, the amount of his or her Tax Deferred
      Contributions, excluding any earnings thereon, which amount is necessary to satisfy the financial hardship.

             2. If the Participant has attained age 59 1/2, up to 100 percent of the amount in the Tax Deferred Contributions
      Account and Matching Contributions Account.

             The minimum withdrawal from a Participant's Account shall be $1,000 or, in the case of a financial hardship, the amount necessary to satisfy the financial hardship, whichever is less. Participants will not be permitted to make more than one withdrawal in any six-month period.
             For purposes of this section, a withdrawal is on account of a financial hardship only if the withdrawal is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. A withdrawal is on account of an immediate and heavy financial need of the Participant only if the withdrawal is on account of one of the following:
             (1) Medical expenses described in section 213(d) of the Code which are incurred by the Participant, the Participant's spouse or any of the Participant's dependents (as defined in section 152 of the Code) or which are necessary for these persons to obtain such medical care.

             (2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments).

             (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents.

             (4) Payments necessary to prevent the eviction of the Participant from his or her principal residence, or foreclosure on the mortgage of the Participant's principal residence.

The foregoing shall not be all-inclusive and the Administrative Committee shall have the authority to make a binding decision as to whether any other event for which a Participant has requested a hardship withdrawal is based on an immediate and heavy financial need of the Participant.
             A withdrawal shall be deemed necessary to satisfy an immediate and heavy financial need only if the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant and only if the Participant has obtained all distributions (other than hardship withdrawals) and all nontaxable loans currently available under all plans maintained by the Employer and all Companies. Once a Participant has received a hardship withdrawal pursuant hereto, he or she shall be ineligible to make pre-tax elective deferrals and all other types of Employee contributions to the Plan for 12 months following the receipt of the hardship withdrawal. In addition, the maximum amount of pre-tax elective deferrals [as permitted by section 402(g) of the Code] which a Participant may make to the Plan and to all other plans permitting pre-tax elective deferrals maintained by the Employer and any Company during the Participant's taxable year which follows his or her hardship withdrawal shall be reduced by the amount of the Participant's pre-tax elective deferrals during the taxable year of the hardship withdrawal.
             The Administrative Committee shall determine the existence of a financial hardship based on nondiscriminatory procedures, taking into account any then applicable rulings or regulations of the Internal Revenue Service.
The standards established by the Administrative Committee for determining the existence of a financial hardship shall be uniformly applied to all Participants who make application for such a withdrawal, and the

 Administrative Committee's decision of the existence or nonexistence of a financial hardship shall be final.
             Once the Administrative Committee has approved the Participant's request for a hardship withdrawal, the amount to be withdrawn shall be paid to the Participant as soon as practicable after the Accounting Date. Upon request, however, the Administrative Committee shall authorize an advance payment of a portion of such withdrawal, with the balance to be paid as soon as practicable after the Accounting Date.
             10.11 Loans to Participants. The Administrative Committee shall grant a loan to a Participant who is a current Employee or to a person who is a party in interest [as defined in section 3(14) of the Act] from his or her Tax Deferred Contributions Account, Roll-In Contributions Account, or both, upon the terms and conditions which follow. However, the total amount which may be borrowed shall not exceed the lesser of (i) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the date on which such loan was made, over the outstanding balance of loans on the date on which such loan was made, or (ii) one-half of the amount of such person's Tax Deferred Contributions Account and Roll-In Contributions Account which is vested. These limits apply as if all qualified plans maintained by the Employer and the Company were one plan.
             The Administrative Committee shall establish uniform rules and procedures pertaining to loans (which may include the imposition of an administrative fee), which shall be consistently applied. In addition to such rules and regulations as the Administrative Committee may adopt, all loans shall comply with the following terms and conditions:
             (a) An application for a loan by a Participant shall be made in writing to the Administrative Committee whose action thereon shall be final.

             (b) Each loan shall be made against collateral being the assignment of no more than one-half of the borrower's entire right, title and interest in and to his or her Tax Deferred Contributions Account and Roll-In Contributions Account and shall be evidenced by the borrower's promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

             (c) Interest shall be charged at a reasonable rate, to be determined by the Administrative Committee.

             (d) All loans shall provide for payment by payroll deduction of principal and interest in installments over a period not to exceed five years, subject to subsection (e).

             (e) Home loans may provide for payment over a period not to exceed 30 years. For purposes of this subsection, "home loan" means any loan, the proceeds of which are to acquire a dwelling unit which within a reasonable time is to be used as a principal residence of the Participant.

             (f) Loans shall be amortized with level payments over the term of the loan, and payments must occur not less frequently than quarterly.

             (g) A loan may be prepaid at any time after the loan has been in existence for at least one year.

             (h) A Participant may apply for a general purpose loan only once in any 36-month period. In addition, a Participant must wait 12 months after repaying a loan before receiving a new loan.

             (i) A Participant may have only one home loan and one general purpose loan outstanding at any time.

             (j) The minimum amount of any loan shall be $1,000 and must be in multiples of $100.

             The Trustee shall maintain a separate account for each Participant loan as granted pursuant to this section. The Loan Account shall consist of a principal subaccount and an interest subaccount. The principal subaccount shall be reduced, from time to time as received, by the Participant's payment of principal. There shall be added to the interest subaccount, from time to time as received, all interest paid by the Participant. There shall be deducted from the interest subaccount, from time to time as incurred, all expenses of the administration of the Loan Account. Payments by the Participant shall be applied first to the payment of interest and then to principal, and following the above accounting, shall be invested in the various Funds in accordance with the Participant's then current directions.
             If procedures have been established by the Administrative Committee, collateral to secure repayment of a loan may include real or personal property. If real property is given as collateral, it shall be pledged by a mortgage which shall be properly recorded. If a loan is not repaid when due, the Administrative Committee shall take all such actions as are appropriate to collect the debt and such actions shall include in each case in which real property has been pledged, first foreclosing on the mortgage or taking the property given as security and only secondarily shall the Administrative Committee seek recovery from the Participant's Loan
Account.
             10.12 Distribution of Excess Tax Deferred Contributions. Notwithstanding any other provision of this Plan, Excess Tax Deferred Contributions and income attributable thereto shall be distributed no later than the April 15 following the calendar year for which the Participant claims Excess Tax Deferred Contributions. The Participant's claim must be in writing; must be submitted to the Administrative Committee no later than March 1 of the calendar year following the calendar year of the Excess Tax Deferred Contributions; must specify the amount of the Participant's Excess Tax
Deferred Contributions for the preceding calendar year; and must be accompanied by a written statement of the Participant that if such amounts are not distributed, the Excess Tax Deferred Contributions, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by section 402(g) of the Code for the calendar year in which the contributions were made.

             The Excess Tax Deferred Contributions distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Tax Deferred Contributions, shall in no event be less than the lesser of the Participant's Tax Deferred Contributions
Account under the Plan or the Participant's Tax Deferred Contributions for the calendar year.
             10.13 Restrictions on Distributions of Tax Deferred Contributions and Matching Contributions. Amounts from a Participant's Tax Deferred Contributions Account and Employer Matching Contributions Account may not be distributed from the Plan earlier than the earliest of:
             (a) retirement, separation from service, death or disability of the Participant;

             (b)   attainment of age 59 1/2 by the Participant;

             (c) termination of the Plan without establishment or maintenance of another Defined Contribution Plan [other than an employee stock ownership plan, as defined in section 4975(e)(7) of the Code];

             (d) disposition of substantially all of the assets of the Employer to an entity that is not an affiliated employer but only with respect to a Participant who continues employment with the purchaser of such assets; or

             (e) the sale of a subsidiary of the Employer to an entity that is not an affiliated employer, but only with respect to a Participant who continues employment with such subsidiary.

A distribution pursuant to subparagraph (c), subparagraph (d) or subparagraph
(e) shall be permissible only if made in a lump sum, pursuant to section 401(k)(10)(B) of the Code.
             In addition, tax deferred contributions (excluding any earnings thereon) may be distributed upon hardship of the Participant determined in accordance with section 401(k) of the Code.

                                     ARTICLE XI

                                        TRUST

             11.01 Acknowledgment of Fiduciary Status. By executing this instrument, the Trustee agrees to be a Named Fiduciary within the meaning of ERISA.
             11.02 Terms of the Indenture to Govern. The Trustee shall hold and administer the Trust Fund according to the terms of this document. The Trustee shall make payments from the Trust Fund only upon and according to the written directions of the Administrative Committee. The Trustee shall have no duty to inquire as to any application of the payments unless specifically stated herein.
             11.03 Allocation of Funds. The Trustee shall credit (a) to the Employer Contributions Account of each Participant the amount of Employer contributions made pursuant to section 3.01(a) and allocated to such person in accordance with section 6.01; (b) to the Tax Deferred Contributions Account of each Participant the amount contributed by the Employer for such person pursuant to section 3.01(b); (c) to the Matching Contributions Account of each Participant the amount contributed by the Employer for such person pursuant to section 3.01(c); and (d) to the Roll-In Contributions Account of each Participant the amount of any contributions made by or on behalf of such person pursuant to section 3.03, all as shown on a statement provided by the Administrative Committee.
             11.04 Investment of Funds. Subject to section 7.01, the Trustee shall invest and reinvest the principal and income of the Trust Fund, without distinction between principal and income, in bonds; notes; debentures; shares of stock; shares of a registered investment company; mortgages; mutual funds; annuity contracts or investment contracts issued by an insurance company authorized to do business in the State of Michigan; and/or collective investment trust which then provides for the pooling of the assets of plans described in section 401(a) of the Code and exempt from taxation under section 501(a) thereof, provided such collective investment trust is exempt from tax under the Code, regulations or rulings issued by the Internal Revenue Service and is then maintained by the Trustee or any other bank or trust company which is affiliated with the Trustee. (The provisions of the document governing any such collective investment trust, as amended from time to time, shall govern any investment therein and are hereby made a part of this Plan as fully as if set forth herein.) In addition, the Trustee is authorized to commingle the assets of the Trust Fund in any common trust fund which is qualified for tax exemption pursuant to section 584 of the Code, maintained by a bank which is the Trustee or a co-Trustee, or any bank which is affiliated with the Trustee or co-Trustee in accordance with the requirements of section 584 of the Code.
             The Trustee may also keep such portions of the Trust Fund in cash or cash balances as it determines to be in the best interests of Participants, Former Participants and beneficiaries.
             If an investment manager is appointed pursuant to section 2.03, the Trustee shall invest the assets of the Trust Fund (or that portion of the Trust Fund over which the investment manager has investment authority) in accordance with the instructions which may from time to time be given by the investment manager, provided the instructions are consistent with the investment authority in this section. Subject to the foregoing, the Trustee shall not be obligated to inquire into the competency of the person so designated as investment manager, nor shall the Trustee be obligated to review the desirability, prudence, reasonableness or soundness of any instructions rendered by such investment manager. The Trustee shall not be responsible nor shall the Trustee incur any liability for any depreciation or loss which may be realized by the Trust Fund as a result of investments made pursuant to the instructions of such investment manager, and the Trustee shall have no duty to review or to make recommendations with respect thereto. The fees of the investment manager shall be paid from the Trust Fund or by the Company, as directed by the Administrator.
             The Trustee shall not make any investment which would be a prohibited transaction under the Act or the Code, unless a statutory or administrative exemption exists covering that investment.
             11.05 Valuation of Assets. The Trustee shall value the assets of the Trust Fund at least annually (as of the last day of the Plan Year) and more frequently if so directed by the Administrative Committee at their fair market values. The Accounts of each person shall then be adjusted by apportioning the Trust Fund among the affected Accounts in the manner described in article VIII.
             11.06 Distributions by Trustee. The Trustee shall make dis-tributions from the Trust Fund to Participants, Former Participants and beneficiaries, as directed by the Administrative Committee.
             11.07 Powers of Trustee. Subject to the limitations in section 11.04, the Trustee is authorized and empowered:
             (a) To sell, convey, exchange, mortgage, pledge, option, lease for any term of years irrespective of the period of the Trust Fund hereunder and with or without privilege or option to purchase (including 99-year leases renewable forever), or otherwise deal in and dispose of all or any part of the trust property, without order of court, at public or private sale, for cash or on credit, for such considerations and on such terms and conditions as the Trustee, in its uncontrolled discretion, may deem either necessary, advisable or expedient; and no purchaser, mortgagee, pledgee, optionee, lessee, or any other person or persons dealing with the Trustee shall be required or permitted to see to the application of any purchase money or trust funds, or be required or permitted to inquire into the power or authority of the Trustee or into the validity, necessity, advisability or expediency of any act of the Trustee;
             (b) To vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney, with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held by the Trustee;
             (c) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
             (d) To carry any investment held in the Trust Fund in bearer form; to cause such investments to be registered and carried in its own name or in the name of a nominee, with or without disclosing any fiduciary relationship; to permit investments of the Trust Fund to be held in a depository, with such holding permitted to be in bearer form or registered and carried in the name of the depository or the depository's nominee provided that the records of the Trust Fund clearly show the ownership of such investments to be in the Trustee;
             (e) To invest funds in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank; and
             (f) To employ suitable agents and counsel and to pay their reasonable expenses and compensation from the Trust Fund.
             11.08 Resignation and Replacement. The Trustee may resign by giving 30 days' written notice to the Administrative Committee. The Partnership Committee may remove the Trustee by giving 30 days' written notice to the Trustee. A successor trustee shall be appointed by the Partnership Committee. The successor trustee shall have the same rights and duties as its predecessor.
             11.09 Bond and Expenses. The Trustee shall be bonded in the amount required by the Act, provided, however, no bond shall be required of the Trustee if the Trustee is not required to be bonded by the Act. The cost of any such bond shall be paid by the Trustee. The Trustee's compensation shall be an amount agreed to in writing by the Partnership Committee and the Trustee. The Trustee shall also be reimbursed for any reasonable expenses it incurs in the administration of the Trust Fund. Compensation and expenses of the Trustee shall be paid by the Employer or shall be charged against the Trust Fund, as directed by the Administrative Committee.
             11.10 Liability. The Trustee shall not be liable for following directions of the Administrative Committee.
             11.11 Fiduciary Duty. The Trustee shall discharge its duties to the Plan solely in the interest of the Participants, Former Participants, and Beneficiaries, and for the exclusive purpose of providing benefits and defraying reasonable expenses of administering the Plan and Trust Fund. The Trustee shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of a trust of a like character and with like aims, and shall diversify the assets of the Trust Fund to minimize risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Trustee shall discharge its duties in accordance with the provisions of this instrument, to the extent they are consistent with applicable law.

             11.12 Taxes. All taxes assessed against the Trust Fund shall be a lien against the Trust Fund until paid by the Trustee, as directed by the Administrative Committee.
             11.13 Termination. If the Plan is terminated, the Trustee shall dispose of the Trust Fund in accordance with the provisions of the Plan.
             11.14 Statement of Accounts. The Trustee shall provide the Administrative Committee with an annual statement of the Trustee's accounts and proceedings during the previous Plan Year. Unless any objections to the statement are filed in writing with the Trustee within 60 days after delivery of the statement to the Administrative Committee, the statement shall be a final accounting by and discharge of the Trustee for the Plan Year, and shall be binding on the Employer, the Participants, Former Participants, beneficiaries, Partnership Committee, Administrative Committee, and all other persons having an interest in the Trust Fund. No Employee, Participant, Former Participant, beneficiary, or other person having an interest in the Trust Fund shall have the right to demand, or be entitled to, any further accounting by the Trustee.

                                     ARTICLE XII

                        AMENDMENT AND TERMINATION OF THE PLAN

             12.01 Amendment. The Employer reserves the right, at any time and from time to time by action of its Partnership Committee, to amend in whole or part either retroactively or prospectively any or all of the provisions of the Plan without the consent of any Participant or his or her beneficiaries hereunder, except as so limited by article II. Such amendment shall be stated in an instrument executed on behalf of the Employer in the same manner and form as the Plan and upon the execution thereof, the Plan shall be deemed to have been amended in the manner therein set forth and the Employer, the Trustee, all Participants and their beneficiaries hereunder shall be bound thereby. However, that no amendment shall:
             (a) authorize, cause or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used or diverted to purposes other than the exclusive benefit of the Participants, Former
      Participants or their beneficiaries or estates (subject to section 3.05, section 13.02 and section 13.09),

             (b) have the effect of vesting in the Employer any interest in or control over any policies of insurance purchased hereunder or over any part of the Trust Fund subject to the terms of the Plan, or

             (c) have any retroactive effect so as to deprive any Participant of his or her nonforfeitable interest already accrued, or eliminate an optional form of benefit to the extent not permitted by regulations issued by the Internal Revenue Service, provided, however, any amendment may be made retroactive which is necessary to conform the Plan to mandatory provisions of Federal or State law, regulations or rulings.

             12.02 Plan Termination or Discontinuance of Contributions. The Employer shall have the right, at any time, to terminate the Plan. Upon such termination, or any partial termination, the entire interest of each Participant's Accounts shall become nonforfeitable. Upon the discontinuance of the Employer's contributions or suspension thereof on other than a temporary basis, the entire interest of each Participant's Accounts shall become nonforfeitable. Any unallocated funds existing at the time of such termination or discontinuance shall be allocated to the then Participants in the same manner as Employer contributions under section 6.01. No termination of the Plan shall have the effect of vesting in the Employer any interest in or control over any part of the Trust Fund.

                                    ARTICLE XIII

                                    MISCELLANEOUS

             13.01 Participants' Rights. Neither the establishment of the Plan and the Trust, nor any modification thereof, nor the creation of any fund or account, nor any distributions hereunder, shall be construed as giving to any Participant, Former Participant, beneficiary or other person any legal or equitable right against the Employer, or any officer or Employee thereof, or the Trustee, or the Administrative Committee except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected thereby.
             13.02  Prohibition Against Reversion.  Except as provided in section 3.05, no principal or income of the Trust Fund shall be used for or diverted to the Employer or be used for or diverted to purposes other than the exclusive benefit of Participants, Former Participants, and their beneficiaries. The use of forfeitures to reduce Employer contributions to the Plan shall not be deemed a reversion.
             13.03 Assignment or Alienation of Benefits. No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant or Former Participant pursuant to a domestic relations order, unless such order is a qualified domestic relations order as defined in section 414(p) of the Code.
             13.04 Third Party Immunity. No third party including but not limited to life insurance companies and regulated investment companies shall be deemed to be a party to this Plan for any purpose or to be responsible for the validity of this Plan; nor shall such third party be required to take cognizance of the Trustee, the Partnership Committee or the Administrative

Committee nor shall such third party be responsible to see that any action of the Trustee, the Partnership Committee or the Administrative Committee is authorized by the terms of this document. Any such third party shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, the Partnership
Committee or the Administrative Committee, as the case may be, or for any change made or action taken by such third party upon such direction; and no such third party shall be obligated to see to the distribution or further application of any monies so paid by such third party.
             13.05 Delegation of Authority by Employer. Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by any officer thereunto duly authorized by its Partnership Committee.
             13.06 Construction of Plan. To the extent not in conflict with the provisions of the Act, all questions of interpretation of this instrument shall be governed by the laws of the State of Michigan.
             13.07 Gender and Number. Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.
             13.08 Claims Procedure. A claim for a Plan benefit shall be deemed filed when a written communication is made by a Participant or beneficiary, or the authorized representative of either, which is reasonably calculated to bring the claim to the attention of the Administrative
Committee.
             If a claim is wholly or partially denied, notice of such decision shall be furnished to the claimant in writing within 90 days after receipt of the claim by the Administrative Committee. Such notice shall set forth, in a manner calculated to be understood by the claimant: (1) the specific reason or reasons for the denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and (4) an explanation of the Plan's claim review procedure.
             Within 90 days from the receipt of the notice of denial, a claimant may appeal such denial to the Administrative Committee for a full and fair review. The review shall be instituted by the filing of a written request for review by the claimant or his authorized representative within the 90-day period stated above. A request for review shall be deemed filed as of the date of receipt of such written request by the Administrative Committee. The claimant or his authorized representative shall have the right to review all pertinent documents, may submit issues and comments in writing and may do such other appropriate things as the Administrative Committee may allow. The decision of the Administrative Committee shall be made not later than 60 days after the receipt of the request for review; unless special circumstances, such as the need to hold a hearing, requires an extension of time, in which case, a decision shall be rendered not later than 120 days after the receipt of a request for review which decision shall be final and binding on such claimant.
             13.09  Plan Contingent Upon Commissioner's Approval.
             (a) This Plan is contingent upon and subject to obtaining such initial approval, or subsequent approval resulting from an amendment or restatement of this Plan, of the Commissioner of Internal Revenue as may be necessary to establish the deductibility for income tax purposes of any and all contributions made by the Employer under this Plan as being qualified for tax exemption under the provisions of section 401(a) or other applicable provisions of the Internal Revenue Code. If such approval is not obtained all contributions made by the Employer shall be returned to the Employer by the Trustee. Any modification or amendment of the Plan may be made retroactively, if necessary or appropriate, to qualify or maintain the Plan as a plan and trust meeting the requirements of section 401 and 404(a) of the Internal Revenue Code now in effect or hereafter amended or adopted, and the regulations issued thereunder.
             (b) Notwithstanding any provision in this Plan to the contrary, no Participant or beneficiary shall have any right or claim to any assets of the Trust or to any benefit under the plan before the Internal Revenue Service determines that the Plan and Trust qualify under the provisions of section 401(a) of the Code or any statute of similar import.
             (c) Upon the return of all contributions to the Employer, as provided in (a) hereof, the Trust shall terminate and the Trustee shall be discharged from all obligations under the Trust.
             13.10 Merger, Consolidation, or Transfer of Assets. This Plan may be merged, consolidated, or its assets or liabilities transferred to any other plan provided each Participant would receive a benefit immediately after such merger, consolidation, or transfer, if the Plan then terminated, which is equal to or greater than the benefit he would have received immediately prior to such merger, consolidation, or transfer if the Plan were to have terminated on such date.
             13.11 Allocation of Responsibilities. None of the allocated responsibilities or any other responsibilities shall be shared by any two or more Named Fiduciaries unless such sharing is provided by a specific provision of this document. Whenever one Named Fiduciary is required to follow the directions of another Named Fiduciary, the responsibility shall be that of the Named Fiduciary giving the directions.
             13.12 Headings. Headings of sections are for general information only, and this document is not to be construed by reference thereto.

                                     ARTICLE XIV

                                TOP-HEAVY PROVISIONS

             14.01 Determination of Top-Heavy Status. The Plan will be top-heavy for a Plan Year if the sum of (i) the cumulative Present Value of the Accrued Benefits of Key Employees (excluding former Key Employees) in all defined benefit plans comprising the Aggregation Group, and (ii) the aggregate of the Account Balances of Key Employees (excluding former Key Employees) in all defined contribution plans comprising the Aggregation Group, exceeds 60 percent of such sums for all Participants. Notwithstanding the foregoing, if the Permissive Aggregation Group is top-heavy, the provisions of section 14.02 shall apply only to the qualified plans comprising the Required Aggregation Group.
             The Account Balances and the Present Value of the Accrued Benefits of a Former Participant who has not received earnings from the Company or an Employer during the five-year period ending on the Determination Date will be disregarded. However, should such person later become a Participant, the Account Balance and the Present Value of the Accrued Benefit shall be recognized for purposes of determining the Plan's top-heavy status unless the prior sentence applies.
             14.02  Consequences of Top-Heavy Status.
             (a) Vesting. If the Plan is top-heavy for any Plan Year pursuant to section 14.01, the nonforfeitability of the Accrued Benefit of each Participant shall be determined in accordance with the schedule in section 10.03.
             (b) Benefits. If the Plan is top-heavy for any Plan Year pursuant to section 14.01, the minimum allocation (including forfeitures) for each Participant shall be equal to at least 3 percent of such Participant's Compensation during the Plan Year. However, if during such Plan Year the amount allocated to the accounts of Key Employees is less than 3 percent of such persons' Compensation, the allocation to the account of a Participant who is a Non-Key Employee shall be the same percentage as that allocated to the account of that Participant who was the highest paid Key Employee.
             The foregoing allocation requirements shall apply only to a person who
             (1) is a Participant in the Plan during the Plan Year it is top-heavy,

             (2) has not separated from service at the end of the Plan Year, (regardless of how many Hours of Service such person completed during the Plan Year),

             (3)  is a Non-Key Employee, and

             (4)  participates only in a defined contribution plan.

             If an Employee is participating in a defined benefit plan and a defined contribution plan maintained by the Company during a Plan Year both plans are top-heavy, the three percent minimum allocation in this subsection shall be increased to 5 percent for Participants described in the prior paragraph, and the dollar limitation in section 3.07 shall be reduced to 1.0 from 1.25 (as indicated in such section) for the Plan Year in which the plans are top-heavy. In the alternative, however, if an Employee is participating in a defined benefit plan and a defined contribution plan maintained by the Company during a Plan Year both plans are top-heavy, the 3 percent minimum allocation in the prior paragraph shall be increased to 7 1/2 percent for Participants described in the prior paragraph, and the dollar limitation in section 3.07 shall remain unchanged at 1.25 for such Plan Year. (The preceding sentence, however, shall be subject to section 14.06.)
             Contributions made pursuant to a salary or wage deferral shall be taken into account when determining if the minimum contribution required by this subparagraph has been made.

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
             (c) Compensation Limitation. If the Plan is top-heavy during a Plan Year, the Compensation of each Participant during such year shall be the lesser of such Participant's Compensation, or $200,000 (adjusted automatically for changes in the cost of living, as announced by the Secretary of the Treasury). Compensation before an Employee became a Participant shall be disregarded.
             14.03 Definitions. The following definitions shall apply for purposes of this article:
             (a) Account Balance. Subject to section 14.01, Account Balance means the sum of (i) the Participant's account balance in a Defined Contribution Plan (including contributions made pursuant to a wage or salary reduction arrangement) as of the most recent valuation date occurring within a 12-month period ending on the Determination Date, and (ii) an adjustment for contributions due on behalf of the Participant as of the Determination Date, as more fully described in the regulations to section 416 of the Code.
             (b) Aggregation Group. Aggregation Group means the Required Aggregation Group or the Permissive Aggregation Group, as determined by the Administrator.
             (c) Compensation. Subject to section 14.02(c), Compensation means a Participant's wages, salaries and fees for professional services, and other amounts received for personal service actually rendered in the course of employment with the Employer while a Participant (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), but excluding the following:
             (i) Employer contributions to a plan of deferred compensation which are not included in gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

          (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (iv) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

             (d) Determination Date. Determination Date means the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.
             (e) Key Employee. Key Employee means any Participant or Former Participant (and the beneficiaries of such person) who at any time during the determination period was (1) an officer of the Employer having compensation greater than 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for any such Plan Year, (2) one of the ten Employees whose Compensation is greater than the limit in effect under section 415(c)(1)(A) of the Code and owning or considered as owning (within the meaning of section 318 of the Code) both more than 1/2 percent interest and the largest interests in the Employer, (3) a 5 percent owner of the Company, or (4) a 1 percent owner of the Employer whose Compensation exceeds $150,000. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. For purposes of clause (1), no more than 50 Employees (or, if lesser, the greater of 3 or 10 percent of the number of Employees) shall be treated as officers. For purposes of clause (2), if two Employees have the same ownership interest in the Employer, the Employee having the greater Compensation shall be treated as having the larger interest.

             The determination of who is a Key Employee will be made (1) in accordance with section 416(i) of the Code and the regulations thereunder, and
(2) without regard to the aggregation rules in section 414(b), section 414(c) and section 414(m) of the Code.
             (f) Non-Key Employee. Non-Key Employee means an Employee who is not a Key Employee.
             (g) Permissive Aggregation Group. Permissive Aggregation Group means the Required Aggregation Group, and one or more qualified plans main-tained by the Company which, together with the Required Aggregation Group, satisfy the provisions of section 401(a)(4) and section 410 of the Code.
             (h)   Present Value of the Accrued Benefit.  Subject to
section 14.01, Present Value of the Accrued Benefit means the value of a Participant's benefit under a defined benefit plan, determined as of the most recent valuation date within the 12-month period ending on the Determination Date, and determined as if the Participant terminated service at that valuation date. Notwithstanding the foregoing, during a Plan's first Plan Year, the value shall be determined as if the Participant terminated service as of the Determination Date, or as if the Participant terminated service as of the valuation date, but taking into account the estimated Accrued Benefit as of the Determination Date. The valuation date shall be the valuation date used for computing costs for purposes of the minimum funding provisions of the Code.
             (i) Required Aggregation Group. Required Aggregation Group means (1) any qualified plan maintained by the Company in which a Key Employee participates, and (2) any other plan maintained by the Employer which enables any qualified plan in which a Key Employee participates to satisfy the provisions of section 401(a)(4) or section 410 of the Code.

             (j) Top-Heavy Group. Top-Heavy Group means any Aggregation Group, if the provisions of section 14.01 apply.
             14.04 Miscellaneous. For purposes of this article, the determi-nation of the Present Value of the Accrued Benefit and the Account Balance shall include any voluntary and mandatory contributions (excluding voluntary deductible contributions, if otherwise permitted), and distributions to the former Participant and such person's beneficiary made within the Plan Year which includes the Determination Date, as well as within the four preceding Plan Years. Rollovers and plan-to-plan transfers which are not initiated by the Participant or which are made to a plan maintained by the Company shall be counted by the receiving plan in determining the Present Value of the Accrued Benefit and the Account Balance. Rollovers and plan-to-plan transfers which are initiated by the Participant and which are transferred to another company's plan shall be counted by the distributing plan when determining the Present Value of the Accrued Benefit and the Account Balance.
             14.05 Super Top-Heavy. The Plan will be super top-heavy for a Plan Year if the sum of (i) the cumulative Present Value of the Accrued Benefit of Key Employees (excluding former Key Employees) in all defined benefit plans comprising the Aggregation Group, and (ii) the aggregate of the Account Balances of Key Employees (excluding former Key Employees) in all defined contribution plans comprising the Aggregation Group, exceeds 90 percent of such sums for all Participants. Notwithstanding the foregoing, if the Permissive Aggregation Group is top-heavy, the provisions of section 14.02 shall apply only to the qualified plans comprising the Required Aggregation Group.
             14.06 Consequences of Super Top-Heavy Status. If the Plan is super top-heavy for any Plan Year, the dollar limitation in section 3.08 shall be multiplied by 1.0, rather than 1.25 (as indicated in such section) for such

Plan Year, and the 5 percent minimum contribution described in section 14.02 shall apply. However, the preceding provisions shall apply only if a Key Employee is a Participant in both a defined benefit plan and a defined contribution plan maintained by the Employer.
             IN WITNESS WHEREOF, the Employer and the Trustee have caused this document to be executed by duly authorized officers on this _____ day of _______________, 1992, but effective as of July 1, 1989.

                                       AEROQUIP INOAC COMPANY


                                       By _________________________________
                                             Peng-Li Liu, Vice President -
                                             Planning and Control


                                       NATIONAL CITY BANK, NORTHWEST
                                       (formerly Ohio Citizens Bank),
                                       TRUSTEE


                                       By _________________________________
                                             Vice President


                                       By _________________________________
                                             Assistant Vice President